                                                                    EXHIBIT 99.1



[Aetna Logo]                                               151 Farmington Avenue
                                                           Hartford, Conn. 06156


                                                           MEDIA CONTACT:
                                                           Joyce A. Oberdorf
                                                           860-273-7392
                                                           oberdorfja@aetna.com

                                                           INVESTOR CONTACT:
                                                           Robyn S. Walsh
                                                           860-273-6184
                                                           walshr@aetna.com

News Release


                         MICHAEL J. CARDILLO RETIRES


HARTFORD, CT, May 18, 2000 -- Aetna (NYSE: AET) today announced that Michael J. Cardillo, 57, President of Aetna U.S. Healthcare, is retiring from the company.

Aetna Chairman and CEO William H. Donaldson, who recently took on the additional role of CEO of Aetna U.S. Healthcare, will continue in that role. Adviser Robert S. "Steve" Miller will serve with Mr. Donaldson in the Office of the CEO. The previously announced search for a CEO for the health business will continue.

"Mike Cardillo served the company as a strong leader during a period of significant growth and change in the health care industry." Donaldson said. " I would like to thank him for his hard work, dedication and service.

"We will continue to move toward our stated goal of improving Aetna U.S. Healthcare's leadership position, financial performance and relationships with physicians, hospitals and patients," Donaldson said.


                                   #  #  #